                         Chase Manhattan Bank USA, N.A.
                              Noteholders Statement

                      Chase Credit Card Owner Trust 2001-2



Section 7.3 Indenture                                                         Distribution Date:  8/15/01
(i)     Amount of the distribution allocable to principal of the Notes
             Class A Principal Payment                                                0.00
             Class B Principal Payment                                                0.00
             Class C Principal Payment                                                0.00
                       Total

        Amount of the distribution allocable to the principal on the
        Notes per $1,000 of the initial principal balance of the Notes
             Class A Principal Payment                                                0.00
             Class B Principal Payment                                                0.00
             Class C Principal Payment                                                0.00
                       Total

(ii)    Amount of the distribution allocable to the interest on the Notes
               Class A Note Interest Requirement                              1,645,833.33
               Class B Note Interest Requirement                                145,483.78
               Class C Note Interest Requirement                                211,162.97
                       Total                                                  2,002,480.08

        Amount of the distribution allocable to the interest on the Notes per $1,000 of the initial principal balance of the Notes

               Class A Note Interest Requirement                                   3.29167
               Class B Note Interest Requirement                                   3.49167
               Class C Note Interest Requirement                                   3.94167

(iii)   Aggregate Outstanding Principal Balance of the Notes
               Class A Note Principal Balance                                  500,000,000
               Class B Note Principal Balance                                   41,666,000
               Class C Note Principal Balance                                   53,572,000

(iv)    Amount on deposit in Owner Trust Spread Account                       5,952,380.00

(v)     Required Owner Trust Spread Account Amount                            5,952,380.00



                                                     By:
                                                            --------------------
                                                      Name:   Patricia M. Garvey
                                                      Title:  Vice President